UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA PHARMA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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China Pharma Holdings, Inc.

2nd Floor, No 17 Jinpan Road

Haikou, Hainan Province

The People’s Republic of China 570216

November 6, 2019

Dear Stockholder:

On behalf of the Board of Directors of China Pharma Holdings, Inc., I invite you to attend our Annual Meeting of Stockholders for the fiscal year ended December 31, 2018 (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held at the following address:

At:	Conference Room, 2nd Floor, Jiahai Building
No. 17 Jinpan Road, Haikou
Hainan Province, China 570216

On:	December 20, 2019 (local time), December 19, 2019 (Eastern Time)

Time:	9:00 a.m. local time, 8:00 p.m. Eastern Time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the annual report and the proxy card accompany this letter.

At the Annual Meeting we will report on important activities and accomplishments of our company and review our financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on our company and its activities, and to meet certain of our directors and key executives.

As discussed in the enclosed Proxy Statement, the Annual Meeting will be devoted to the election of our independent directors, the approval of the amendment to our 2010 Long-Term Incentive Plan, the advisory vote on executive compensation, and any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote via the Internet or, if you prefer, submit by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting. You may also revoke your proxy or voter instructions before or at the Annual Meeting. Regardless of the number of our shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Pharma Holdings, Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at China Pharma Holdings, Inc., 2nd Floor, No. 17 Jinpan Road, Haikou, Hainan Province, The People’s Republic of China 570216.

Sincerely,

/s/ Zhilin Li
Zhilin Li
Chairman of the Board

CHINA PHARMA HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 20, 2019

To the Stockholders of China Pharma Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders for the fiscal year ended December 31, 2018 (the “Annual Meeting”) of China Pharma Holdings, Inc., a Nevada corporation, will be held on Friday, December 20, 2019, at 9:00 a.m., local time (Thursday, December 19, 2019 at 8:00 p.m., Eastern Time), at Conference Room, 2nd Floor, Jiahai Building, No. 17 Jinpan Road, Haikou, Hainan Province, China 570216, for the following purposes:

1.	To elect three independent director nominees to our Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;

2.	To approve the amendment to our 2010 Long-Term Incentive Plan;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officer as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 1, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or voter instructions card in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Zhilin Li
Zhilin Li Chairman of the Board

November 6, 2019

CHINA PHARMA HOLDINGS, INC.

2nd Floor, No. 17 Jinpan Road

Haikou, Hainan Province

The People’s Republic of China 570216

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Pharma Holdings, Inc., a Nevada corporation (the “Company”, “we” or “us”), for our Annual Meeting of Stockholders for the fiscal year ended December 31, 2018 (the “Annual Meeting”). The Annual Meeting will be held on Friday, December 20, 2019, at 9:00 a.m., local time (Thursday, December 19, 2019 at 8:00 p.m., Eastern Time), and at any adjournment(s) or postponement(s) thereof, at Conference Room, 2nd Floor, Jiahai Building, No. 17 Jinpan Road, Haikou, Hainan Province, China 570216.

The date on which the Proxy Statement and form of proxy card are intended to be sent to stockholders is November 8, 2019.

The purpose of the Annual Meeting is for the election of our directors. We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our common stock, par value $.001 per share (“common stock”), as of the close of business on November 1, 2019 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at our executive offices located at 2nd Floor, No. 17 Jinpan Road, Haikou, Hainan Province, The People’s Republic of China 570216, by contacting the Secretary of the Board.

The presence at the Annual Meeting of one-third of the outstanding shares of common stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are not present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 43,579,557 shares of common stock. Each holder of our common stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy via phone, fax, internet and mail by following the instructions provided in the Proxy Materials mailed to you or your household. You may submit your vote over the Internet or mail until 11:59 p.m. (New York City time) on December 18, 2019.

You may also vote in person at the Annual Meeting. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Proxy Materials and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If other matters come before the Annual Meeting, the persons named in the form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of our common stock outstanding on the Record Date will be entitled to one vote on all matters. Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees; the affirmative vote of a majority of the votes by the shareholders entitled to vote, either in person or by proxy, is required to approve the amendment to the 2010 Long-Term Incentive Plan and for the none-binding say-on-pay proposal (as described under the heading “Proposal No. 3” hereafter).

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke your proxy and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet following the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials. You may also revoke your proxy by mail requesting a copy be mailed to you, executing a subsequently-dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59 p.m. (EST) on December 18, 2019. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

We will pay for expenses of solicitation of proxies for the Annual Meeting. We may solicit proxies by mail, and our officers and employees may solicit proxies personally or by telephone and will receive no extra compensation from such activities. We will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement and/or other Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request of a separate copy of the Annual Report on Form 10-K and this Proxy Statement, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our annual report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of our company, please follow the instructions for requesting materials indicated on the proxy card sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our annual report and proxy statement, and you would like to receive a single copy of annual report and proxy statement, please follow the instructions for requesting materials indicated on the proxy card sent to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors have any other interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 1, 2019 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

As of November 1, 2019, an aggregate of 43,579,557 shares of our common stock were outstanding.

Name and Address of Beneficial Owners(1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Directors and Executive Officers

Zhilin Li President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board	10,050,000	23.1%
Heung Mei Tsui Director	9,312,651	21.4%
Yingwen Zhang Director	0	*
Gene Michael Bennett (4) Director	0	*
Baowen Dong Director	0	*
All directors and executive officers as a group (5 persons)	19,362,651	44.5%
Greater than 5% Stockholders

Jian Yang	2,278,815	5.2%

*	Represents less than 1%.

(1)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o China Pharma Holdings, Inc., 2nd Floor, No. 17 Jinpan Road, Haikou, Hainan Province, People’s Republic of China 570216.

(3)	In determining the percentage of common stock owned by the beneficial owners, (a) the numerator is the number of shares of common stock beneficially owned by such owner, including shares the owner may acquire, within 60 days of November 1, 2019, upon the exercise of the options or warrants, if any, held by the owner; and (b) the denominator is the sum of (i) the total 43,579,557 shares of common stock outstanding as of November 1, 2019, and (ii) the number of shares underlying any options or warrants, which such owner has the right to acquire upon the exercise of such options or warrants within 60 days of November 1, 2019 (for those who have options or warrants).

(4)	Pursuant to the terms of his engagement letters, Mr. Bennett is entitled to receive warrants to purchase an aggregate of 50,000 shares of our common stock (5,000 shares in each of year between 2008 to 2018 fiscal years). As of the date of this report no such warrants were issued.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and principal financial officer during the fiscal years ended December 31, 2018 and 2017, in all capacities to our company and our subsidiaries, or the named executive officer. No other executive officer received compensation in excess of $100,000 during the fiscal year ended December 31, 2018.

SUMMARY COMPENSATION TABLE

Name and principal Position	Year Ended	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Zhilin Li	2018	225,600	(1)	-	-	-	-	-	16,000	241,600
Chairman,	2017	225,600	(1)	-	-	-	-	-	16,000	241,600
Chief Executive Officer,
President and interim Chief Financial
Officer

(1)	The salary to Ms. Zhilin Li has been accrued but not paid.

Employment Agreements

Zhilin Li. Hainan Helpson Medical & Biotechnology Co., Ltd., our wholly-owned subsidiary and operating entity in the PRC (“Helpson”), entered into an employment agreement with Ms. Zhilin Li, our Chairman of the Board and Chief Executive Officer. The original agreement expired on June 30, 2015, upon which Helpson renewed the agreement with Ms. Li and extended the expiration date to June 30, 2020 on the same terms as the original agreement. Pursuant to the terms of the new employment agreement, Ms. Li agreed to continue to serve as Helpson’s Chief Executive Officer for a term of five years at an annual salary of RMB800,000. Helpson may adjust Ms. Li’s compensation based upon her production and operating achievement and her technical ability and working performance. Ms. Li’s total annual cash compensation for the fiscal year ended December 31, 2018, when aggregated with her compensation from our U.S. holding company level, was $225,600.

Payments upon Termination or Change-in-Control

PRC Law. Under the applicable laws of the PRC, we must pay severance to all employees who are Chinese nationals and who are terminated with or without cause, or whose employment agreement with us expires and we choose not to continue their employment. The severance benefit required to be paid under the laws of the PRC equals the average monthly compensation paid to the terminated employee (including any bonuses or other payments made in the 12 months prior to the employee’s termination) multiplied by the number of years the employee has been employed with us, plus an additional month’s salary if 30 days’ prior notice of such termination has not been given. However, if the average monthly compensation to be received by the terminated employee exceeds three times the average monthly salary of the employee’s local area, as determined and published by the local government, such average monthly compensation shall be capped at three times the average monthly salary of the employee’s local area. Except as described above, our executive officer does not have any other agreement or arrangement under which she may be entitled to severance payments upon termination of employment.

Outstanding Equity Awards at Fiscal Year-End

None.

Discussion of Summary Compensation and Grants of Plan-based Awards Tables

A summary of certain material terms of our existing compensation plans and arrangements is set forth below.

On November 12, 2010, our Board of Directors adopted, and on December 22, 2010 our stockholders approved the 2010 Long-Term Incentive Plan (the “Plan”), which gave us the ability to grant stock options, restricted stock, stock appreciation rights and performance units to employees, directors and consultants, or those who will become employees, directors and consultants of our company and/or our subsidiaries. The Plan currently allows for equity awards of up to 4,000,000 shares of common stock. As of March 26, 2019, 175,000 shares of restricted stock were outstanding, and no options were outstanding.

Director Compensation

The following table sets forth information concerning cash and non-cash compensation earned by or paid to our directors during the year ended December 31, 2018.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Heung Mei Tsui	16,000	-	-	-	-	-	16,000
Gene Michael Bennett	16,000	-	-	-	-	-	16,000
Yingwen Zhang	6,433	-	-	-	-	-	6,037
Baowen Dong	6,433	-	-	-	-	-	6,037

Our directors will also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of our Board of Directors and committees on which they serve.

Ms. Zhilin Li, our Chairman, President and Chief Executive Officer, was also compensated for serving on our Board of Directors as set forth in the Summary Compensation Table appearing earlier hereof.

Engagement Letters

On December 5, 2018, we renewed the engagement letters with each of our three independent directors. Pursuant to the renewed engagement letters, entered into on the same terms and conditions as the previous engagement letters and for a term of one year, each of Mr. Zhang and Mr. Dong is entitled to receive annual compensation of RMB40,000 (approximately $5,817), payable quarterly and Mr. Bennett is entitled to receive annual compensation of $16,000, payable quarterly, and a warrant to purchase 5,000 shares of common stock at an exercise price of $0.32 per share. As of the date of this report, no warrants have been issued to Mr. Bennett.

Compensation Committee Interlocks and Insider Participation

The members of the Nominating and Compensation Committee of our Board of Directors during fiscal 2018 were Messrs. Gene Michael Bennett, Baowen Dong and Yingwen Zhang. During fiscal 2018:

●	none of the members of the Nominating and Compensation Committee of our Board of Directors was an officer (or former officer) or employee of our company or any of its subsidiaries;

●	none of the members of the Nominating and Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

●	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Nominating and Compensation Committee;

●	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Nominating and Compensation Committee; and

●	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Independent Public Accountants

The Audit Committee, in accordance with its charter and authority delegated to it by the Board, has appointed B F Borgers CPA PC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our auditors will not be present, by phone or in person, at the Annual Meeting.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by B F Borgers CPA PC, our principal accountant for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for services in connection with statutory and regulatory filings or engagements were approximately $115,000 for each of the fiscal years ended December 31, 2018 and December 31, 2017.

Audit-Related Fees

We did not incur any audit-related fees during the fiscal years ended December 31, 2018 and 2017.

Tax Fees

We have engaged our current principal accountant to render tax services to us in the year ended December 31, 2017 for $6,000.

All Other Fees

We did not engage our principal accountant to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by B F Borgers CPA PC, for our consolidated financial statements as of and for the year ended December 31, 2018.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our amended and restated by-laws provide that the initial number of our directors shall be five and that the number of directors may be increased or decreased from time to time by action of the stockholders or of the Board. Directors are divided into two classes, independent directors and non-independent directors. Independent directors will hold office for a term of one (1) year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal. Non-independent directors will hold office for a term of three (3) years or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal. Directors may be re-elected for successive terms. The Board currently consists of five members, three of whom are independent. Three of the five directors, who are independent directors, are the nominees standing for re-election at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2018.

Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to our Board of Directors listed below. Upon the election, Messrs. Gene Michael Bennett, Yingwen Zhang and Baowen Dong, the three independent directors will serve for a one-year term until the date of the next annual shareholders meeting and until their successors are duly elected and qualified, or until their death, resignation or removal, whichever is earlier. We are not aware of any nominee who will be unable or who will decline to serve as a director.

Director Nominees

The following table sets forth a brief biographical description of each of our nominees for election as directors, all of whom currently serve as our directors. This description includes the principal occupation of and other directorships held by each director for at least the past five years, if any, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors. This information is based on information furnished to us by the nominees.

Name	Age	Biographical Description

Gene Michael Bennett	71	Mr. Bennett has served as our independent director since February 2008. Presently, Mr. Bennett is Chairman of the board of directors for Bonita Healthcare Ltd, Houston, Texas, USA, and Chairman of the Board of TALENI Healthcare, Ltd. located in Orange County, California, USA. From 2013 through 2015 Mr. Bennett served as part-time CFO for Kang Jia Fu, Royal Traditional Health Investment Management Co. Ltd , located in Wuxi, Jiangsu Province, China and advisor to Swiss Capital Asia, located in Hong Kong. From 2009 through 2013, Mr. Bennett served as the CEO of American General Business Association, located in Beijing, China. Mr. Bennett was a partner of Nexis Investment Consulting Corporation based in Beijing from 2004-2009. He was a partner of ProCFO Company based in California which provided contract chief financial officer service for firms during 2000-2004. During 1998-2000, he was a basic law, accounting and tax professor at University of Hawaii, and an accounting, tax and audit professor at Chaminade University of Honolulu, Hawaii, USA. In addition, he previously served as the chief financial officer and member of the board of directors of Argonaut Computers in Southern California. Mr. Bennett worked as an accounting and audit professor at Chapman University and an accounting, tax, and audit professor at California State University at Fullerton. He also acted as chief financial officer and a board member of the National Automobile Club. Mr. Bennett graduated from Michigan State University with an MBA in Finance and BA in Accounting. He obtained his CPA license from the State of Colorado, which is currently inactive. Mr. Bennett’s extensive background in accounting, financial management and reporting, including SEC related reporting qualifies him to serve as an independent director of our company and the chairman of our audit committee.

Yingwen Zhang	74	Mr. Zhang has served as our independent director since February 2008. He also currently serves as a consultant of Shanghai Reseat Medical Tech Co. Ltd., a medical device producer. He acted as Senior Consultant and Chairman of HSE (Health Safe and Environment) Committee of SINOFERT Holdings Limited (HKG: 0297) of SINOCHEM Group from October 2005 to June 2009. He served as an independent director of a public company, Chongqing New Energy Co., Ltd. (SH.600847), from 2007 to 2018. Additionally, Mr. Zhang was appointed as the Commercial Counselor of the China Embassy in Malaysia from March 2000 through October 2005. Prior to that, from 1988 to 2000, Mr. Zhang was appointed as the Director-General to Sichuan Provincial Foreign Trade and Economic Cooperation Bureau (the Commercial Bureau of Sichuan Province, China). In his early career he was a chemical engineer and senior economist, and then became a senior manager for several chemical corporations in China. From 1983 to 1988, Mr. Zhang served as vice CEO and then CEO of a large nature gas-chemical state owned enterprise (SOE) in the PRC affiliated with the SINOPEC Group. Mr. Zhang graduated from the Chemical Engineering Department of Tianjin University in 1967. Mr. Zhang’s extensive knowledge in areas of government regulation and policies, his experience as director of a China listed company, as well as his vast experience in senior management in SOE and the private sector, qualify him as an independent director of our company.

Baowen Dong	78	Mr. Dong has served as our independent director since February 2008. Mr. Dong participated on the expert team of the Sichuan University from 2003 to 2008, doing teaching evaluation and assessment work in Engineering and Medical Science faculty. In the past few years, Mr. Dong has focused on the research of China’s Health Care Reform. Previously, he concentrated on biomedical and medical information researches. Mr. Dong has had different roles in areas of teaching and research, including serving as a department head and a professor, at Sichuan University from 1974 to 2001. Additionally, Mr. Dong was engaged in the field of communication technology from 1966 to 1974. Mr. Dong graduated from Xidian University in 1966. His strong academic background in science and research brings value to our company in respect of research and development and qualifies him to serve as a director of our company.

There are no arrangements or understandings between any of our directors and any other person pursuant to which any director was selected to serve as a director of our company. There are no family relationships among our directors and officers.

Each of our director nominees has an established record of professional accomplishment in his chosen field, the ability to contribute positively to the collaborative culture among our Board members, and professional and personal experiences and expertise that are valuable to our company. These directors help develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today, and they provide a strong measure of stability and continuity to our company. In light of our corporate structure and business, we believe that this stability positively impacts the performance of our Company.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

The Board of Directors recommends a vote “FOR” each nominee.

PROPOSAL NO. 2

AMENDMENT TO THE 2010 LONG-TERM INCENTIVE PLAN

On November 12, 2010, the Board of Directors adopted the China Pharma Holdings, Inc. 2010 Long-Term Incentive Plan (the “Plan”), which was approved by the Company’s shareholders at the annual meeting for the fiscal year ended December 31, 2009. The Plan shall terminate on December 31, 2019 pursuant to section 4.2 thereof. In order to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees, directors and consultants or those who will become employees, directors and of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company’s shareholders, on October 17, 2019, the Board of Directors approved the First Amendment to the 2010 Long-Term Incentive Plan (the “Amendment”), pursuant to which the term of the Plan shall be extended to December 31, 2029, subject to the shareholders’ approval.

A general description of the basic features of the Plan and the Amendment is set forth below. The full text of the Plan is incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on November 12, 2010. The full text of the Amendment is set forth as Appendix A to this Proxy Statement and incorporated herein by reference.

The Board determined to submit the Amendment to the Company’s shareholders. The Company’s shareholders are now requested to approve the adoption of the Amendment.

General description of the Plan

Purpose

The purpose of the Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees, directors and consultants or those who will become employees, directors and of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company’s shareholders.  To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and/or its subsidiaries.

Number of Shares

The maximum number of shares of Company common stock, par value $.001 per share (“Common Stock”), as to which awards may be granted under the Plan may not exceed 4,000,000 shares.  In the case of any individual participant, the maximum amount payable in respect of awards subject to performance criteria in any calendar year may not exceed 500,000 shares of Common Stock.  The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by the Board, to reflect certain stock changes, such as stock dividends and stock splits (see “Recapitalization Adjustments” below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration

The administration, interpretation and operation of the Plan will be vested in the Compensation Committee of the Board (the “Committee”).  The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan.  In addition, the Committee may, in its sole discretion, delegate day-to-day ministerial administration to persons other than members of the Committee, except that the Committee shall not delegate its authority with regard to selection for participation in the Plan and/or the granting of any Awards to Participants.

Eligibility

Employees, directors and consultants, or those who will become employees, directors and consultants of the Company and/or its subsidiaries are eligible to receive awards under the Plan.  At November 5, 2010, approximately 260 individuals were eligible to receive Awards under the Plan.  Awards under the Plan will be made by the Committee.  No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

Awards Under the Plan

Introduction.  Awards under the Plan may consist of stock options, stock appreciation rights (“SARs”), restricted shares or performance unit awards, each of which is described below.  All awards will be evidenced by an award agreement between the Company and the individual participant and approved by the Committee.  In the discretion of the Committee, an eligible employee, director or consultant may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee, director or consultant.

Stock Options and Stock Appreciation Rights.  A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted.  Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Plan.  Non-qualified stock options may be granted alone or in tandem with SARs.

An SAR entitles a participant to receive, upon exercise, an amount equal to (a) the excess of (i) the fair market value on the exercise date of a share of Common Stock, over (ii) the fair market value of a share of Common Stock on the date the SAR was granted, multiplied by (b) the number of shares of Common Stock for which the SAR has been exercised.

The exercise price and other terms and conditions of stock options and the terms and conditions of SARs will be determined by the Committee at the time of grant, provided, however, that the exercise price per share may not be less than 100 percent of the fair market value of a share of Common Stock on the date of the grant.  In addition, the term of any incentive stock options granted under the Plan may not exceed ten years.  An option or SAR grant under the Plan does not provide an optionee any rights as a shareholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

If stock options and SARs are granted together in tandem, the exercise of such stock option or the related SAR will result in the cancellation of the related stock option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised.

Stock options and SARs granted under the Plan shall become exercisable at such time as designated by the Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order, or, by delivery of shares satisfying such requirements as the Committee shall establish, or through such other mechanism as the Committee shall permit in its sole discretion.

In addition, the Committee, in its sole discretion, may provide in any stock option or SAR award agreement that the recipient of the stock option or SAR will be entitled to dividend equivalents with respect to such award.  In such instance, in respect of any such award which is outstanding on a dividend record date for Common Stock, the participant would be entitled to an amount equal to the amount of cash or stock dividends that would have paid on the shares of Common Stock covered by such stock option or SAR award had such shares of Common Stock been outstanding on the dividend record date.

Restricted Share Awards.  Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Committee in the relevant award agreement on the date of grant.  The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement.  A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied.  Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan.  Restricted shares which vest will be reissued as unrestricted shares of Common Stock.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares.  Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Performance Units.  Performance units (with each unit representing a monetary amount designated in advance by the Committee) are awards which may be granted to participants alone or in addition to any other awards under the Plan.  Participants receiving performance unit grants will only earn such units if the Company and/or the participant achieve certain performance goals during a designated performance period.  The Committee will establish such performance goals and may use measures such as total shareholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Committee deems appropriate.  The participant may forfeit such units in the event the performance goals are not met.  If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Recapitalization Adjustments.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price with respect to any stock option, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

Mergers.   If the Company enters into or is involved in any merger, reorganization, recapitalization, sale of all or substantially all of the Company’s assets, liquidation, or business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take any action that it deems appropriate, including, replacing such stock options with substitute stock options and/or SARs in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected stock options or SARs granted hereunder as of the date of the consummation of the Merger Event.  If any Merger Event occurs, the Company has the right, but not the obligation, to cancel each participant’s stock options and/or SARs and to pay to each affected participant in connection with the cancellation of such stock options and/or SARs, an amount equal to the excess of the fair market value, as determined by the Board, of the Common Stock underlying any unexercised stock options or SARs (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options and/or SARs.  Upon receipt by any affected participant of any such substitute stock options, SARs (or payment) as a result of any such Merger Event, such participant’s affected stock options and/or SARs for which such substitute options and/or SARs (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected participant.

Amendment, Suspension or Termination of the Plan

Unless earlier terminated by the Board, the Plan shall terminate on December 31, 2019.  The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time. However, no amendment shall (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of such participant, or (b) make any change that would disqualify the Plan from the benefits provided under Sections 422 and 162(m) of the Internal Revenue Code of 1986 (the “Code”), or (c) increase the number of shares available for awards under the Plan without shareholder approval; provided, however, that the Board and/or Committee  may amend the Plan, without the consent of any participants, in any way it deems appropriate  to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain Awards not to be subject to Code Section 409A.

Certain Federal Income Tax Consequences of the Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan.  The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.  Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the Plan should consult a tax advisor.

Incentive Stock Options.  Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options.  Upon the grant of an incentive stock option, the optionee will not recognize any income.  Generally, no income is recognized by the optionee upon the exercise of an incentive stock option.  The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition.  If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (the later of (i) or (ii) being the “ISO Holding Period”), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii) the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) equal to the amount of ordinary income realized by the optionee.  Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee’s death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options.  In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income.  At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price.  Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise.  If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares.  However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below.  Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant.  After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction, in an amount equal to the then fair market value of the shares of  Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied.  The participant’s tax basis for any such shares of Common Stock would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant.  Such an election must be made by the participant not later than 30 days after the date of grant.  If such an election is made, no income would be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied.  The participant’s tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant.  If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Common Stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code.  In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units.  A participant will not recognize any income upon the award of a performance unit.  If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income when he or she receives payment with respect to such performance unit, and at such time the Company will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units.  The participant’s tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant.  If all or a portion of the performance units are paid in restricted shares, see “Restricted Shares” above for a discussion of the applicable tax treatment.

Limits on Deductions.  Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation.  The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

The Company has structured the Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs, (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.  Restricted share awards under the Plan that vest solely upon the passage of time will not be qualified performance-based compensation under Section 162(m) of the Code. Any deduction the Company may claim upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).

Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes.  If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

In the event of a change of control, certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in “excess parachute payments” (as defined in Section 280G(b)(I) of the Code).  Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company.  In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).

Effective Date

The Plan is effective on November 12, 2010, the date of its adoption by the Board of Directors subject to shareholder approval.  The Plan will terminate on December 31, 2019, except with respect to awards then outstanding.  After such date no further awards will be granted under the Plan unless the Plan is extended by the Board.

If the Amendment is adopted by the stockholders at the Annual Meeting, the Plan will terminate on December 31, 2029.

General description of the Amendment

The Board of Directors approved the Amendment, pursuant to which the term of the Plan shall be extended to December 31, 2029, subject to the shareholders’ approval.

 Vote Required and Board of Directors’ Recommendation

To become effective, the Amendment must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of common stock entitled to vote thereat.

The Board of Directors recommends a vote “FOR” the adoption of the Amendment to the Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Say-On-Pay)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of the Company’s executive officer as described under “Executive Compensation” and the tabular disclosure regarding our named executive officer’s compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our executive officer’s compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Nominating and Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officer as described pursuant to applicable SEC rules in this Proxy Statement.

The Company believes that its compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of the Company’s stockholders and are competitive. Our principal compensation policies, which enable it to attract and retain talented executive officers to lead the Company in the achievement of our business objectives, include:

●	The Company makes annual cash compensation decisions based on assessment of our performance against measurable financial goals, as well as each executive’s individual performance.

●	The Company emphasizes long-term incentive compensation awards that collectively reward executive officers based on our performance, external and internal peer equity compensation practices, and the executive officer’s job responsibilities.

●	The Company designs pay practices to retain a highly talented and experienced senior executive team.

●	The Company encourages stock ownership by our senior executive officers.

As a result, the Company is presenting this proposal, which gives you as a stockholder the opportunity to approve, on an advisory basis, the Company’s executive officer compensation as disclosed in this proxy statement under the heading entitled “Executive Compensation” by voting for or against the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officer on an advisory basis, the compensation of the individual identified in the Summary Compensation Table, as disclosed in this Proxy Statement (which disclosure includes the compensation tables and the accompanying narratives within the Executive Compensation section).”

Vote Required and Board of Directors’ Recommendation

This say-on-pay proposal is advisory and non-binding. To be approved, on a non-binding advisory basis, this proposal must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. However, the approval or disapproval of this proposal by stockholders will not require the Board or the Nominating and Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s named executive officer and on whether, and if so, how to address stockholder disapproval remains with the Board and the Nominating and Compensation Committee. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 3 if you want your broker to vote your shares on Proposal No. 3.

The Board of Directors believes that the compensation of the executive officer is appropriate and recommends a vote FOR the approval of the executive compensation as described in the compensation tables and otherwise in this proxy statement.

CORPORATE GOVERNANCE

Board Composition

Our Board of Directors is comprised of five members. Directors are divided into two classes, independent directors and non-independent directors. Independent directors will hold office for a term of one (1) year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal. Non-independent directors will hold office for a term of three (3) years or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal. Ms. Zhilin Li, our President and Chief Executive Officer, is the Chairman of the Board and a non-independent director. Ms. Heung Mei Tsui, an affiliate of the company, is a non-independent director. Messrs. G. Michael Bennett, Yingwen Zhang and Baowen Dong are our independent directors and serve as members of the Audit and Nominating and Compensation Committees.

Director Independence

Our Board has determined that Messrs. Gene Michael Bennett, Baowen Dong and Yingwen Zhang satisfy the criteria for independence under NYSE American and SEC rules for independence of directors and of committee members.

Board Leadership Structure

The Board believes that the combined role of Chief Executive Officer and Chairman is most suitable for our company because Ms. Li, serves as our company’s President and Chief Executive Officer since 2005, is the individual most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings company-specific experience and expertise, while the Company’s independent directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes that the combined role of Chief Executive Officer and Chairman of the Board promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between independent oversight of management and development of strategy.

Risk Management

The Board is involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, but the full Board retains responsibility for general oversight of risks. The Nominating and Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements, and also for managing risks associated with the independence of the Board of Directors and potential conflicts of interest. The Audit Committee oversees management of financial risks, including risks related to liquidity, credit, operations and regulatory compliance, among others, and the processes in place to monitor and control such exposures. Our Board and its committees have access at all times to the Company’s management to discuss any matters of interest, including matters bear risks. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and its committees, and affords a free flow of communications regarding risk identification and mitigation.

Audit Committee

The Audit Committee assists the Board in monitoring:

●	our accounting, auditing, and financial reporting processes;

●	the integrity of our financial statements;

●	internal controls and procedures designed to promote our compliance with accounting standards and applicable laws and regulations; and

●	the appointment and evaluation of the qualifications and independence of our independent auditors.

G. Michael Bennett, Yingwen Zhang and Baowen Dong, all of whom are independent directors under SEC rules and the rules of NYSE American, are currently serving as members of the Audit Committee. Mr. Bennett is the chairman of the Audit Committee and is an “audit committee financial expert” as defined in Item 401(d)(5) of Regulation S-K promulgated under the Securities Act. The audit committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which is attached as Exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 17, 2009 and available on our website at www.chinapharmaholdings.com.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee operates under a written charter approved by the Board. The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant's independence; and

●	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission.

/s/ Gene Michael Bennett, Chairman
/s/ Yingwen Zhang, Member
/s/ Baowen Dong, Member

November 6, 2019

Nominating and Compensation Committee

The functions of the Nominating and Compensation Committee are as follows:

●	to assist our Board in discharging its responsibilities with respect to compensation of our executive officers and directors;

●	to evaluate the performance of our executive officers;

●	to assist our Board in developing succession plans for executive officers;

●	to administer our stock and incentive compensation plans and recommend changes in such plans to our Board as needed;

●	to identify qualified individuals to become board members;

●	to determine the composition of our Board and its committees;

●	to monitor the process to assess Board effectiveness; and

●	to develop and implement our corporate procedures and policies.

The current members of the Nominating and Compensation Committee are Messrs. Bennett, Zhang and Dong. Mr. Zhang is the chairman of the Nominating and Compensation Committee, which carries out its responsibilities in accordance with the terms of the Nominating and Compensation Committee Charter, a copy of which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2009 and available on our website at www.chinapharmaholdings.com.

Board and Committee Meetings

During fiscal year ended December 31, 2018, our Board of Directors held four meetings and acted by unanimous written consent two times. Our Audit Committee held five meetings and our Nominating and Compensation Committee met one time.

Director Attendance at Annual Meetings

Ms. Li was present at our annual meeting of stockholders for the fiscal year ended December 31, 2017. We do not currently have a policy with regard to directors’ attendance at annual stockholder meetings.

Stockholder Nominations for Director

Stockholders may propose candidates for Board membership by writing to China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216 so that the nomination is received by the Company by July 1, 2020 to be considered for the annual meeting of stockholders for the fiscal year ended December 31, 2019. Any such proposal shall contain the name, holdings of our securities and contact information of the person making the nomination; the candidate’s name, address and other contact information; any direct or indirect holdings of our securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with our company and/or the stockholder submitting the nomination; any actual or potential conflicts of interest; the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements. Nominees proposed by stockholders will receive the same consideration as other nominees.

Director or Officer Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Related Party Transactions

Ms. Tsui, one of our directors, has made various loans to the Company. The balance of such loans from Ms. Tsui remained $1,354,567 as of December 31, 2018 and 2017. The loans bear interest at a rate of 1% per annum and principal and interest were payable by December 31, 2019, pursuant to a loans extension confirmation letter executed by the Company and Ms. Tsui. We recognized interest expense of $13,546 for the years ended December 31, 2018 and 2017, respectively.

During 2018, the Company received advances totaling $278,596 from our Chairperson and Chief Executive Officer; and was fully repaid by June 2019. In July 2019, the Company received an additional $693,848 as a loan from its Chairperson. The loan bears interests at an annual rate of 4.35% and is payable within one year from the date of the loan agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. The Reporting Persons are also required by SEC rules to furnish us with copies of Section 16(a) forms they file. Based upon a review of the filings made on their behalf during the fiscal year ended December 31, 2018, as well as an examination of the SEC’s EDGAR system Form 3, 4, and 5 filings (including amendments to such forms) and our records, we believe that, during the year ended December 31, 2018, the reporting persons met all applicable Section 16(a) filing requirements.

Code of Ethics

On July 8, 2008, we adopted a code of business conduct and ethics for all directors and employees (including officers) within the meaning of the regulations adopted by the SEC under Section 406 of the Sarbanes-Oxley Act of 2002. The code has been designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the code to an appropriate person or persons, and (v) accountability for adherence to the code. The application of the code to the persons it applies to may only be waived by our Board of Directors in accordance with SEC regulations and the Sarbanes-Oxley Act of 2002. A copy of the code is available on our website at www.chinapharmaholdings.com or may be obtained by sending a written request to our corporate secretary at China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216.

Stockholder and Other Interested Party Communications With Directors

Any stockholder or other interested party who desires to communicate with any member of our Board of Directors may do so by writing to: Board of Directors, c/o China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216.

Depending on the subject matter of your inquiry, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about our company or if it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting director.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at next year’s annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office by June 27, 2020 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act. If a stockholder intends to submit a proposal at next year’s annual meeting of stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than September 10, 2020 in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act. As to all such matters which we do not have notice on or prior to September 10, 2020, discretionary authority shall be granted to the persons designated in our proxy related to the annual meeting of stockholders for the fiscal year ended December 31, 2019 to vote on such proposal.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Ms. Diana Huang, China Pharma Holdings, Inc., Second Floor, No 17 Jinpan Road, Haikou, Hainan Province, The People’s Republic of China 570216, +86-898-6681-1730.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of independent directors, the adoption of the Amendment to the Plan and the advisory vote on executive compensation. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

November 6, 2019	By Order of the Board of Directors

/s/ Zhilin Li
Zhilin Li Chairman of the Board

Appendix A

AMENDMENT NO. 1 TO THE

CHINA PHARMA HOLDINGS, INC.

2010 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT to the China Pharma Holdings, Inc. 2010 Long-Term Incentive Plan (the “Plan”), is dated October 17, 2019.

Section 14.1 of the Plan allows the Board of Directors of China Pharma Holdings, Inc. (the “Company”) to amend the Plan at any time and from time to time in such respects as the Board of Directors may deem advisable. The Board of Directors of the Company finds it to be desirable and in the best interests of the Company to amend the Plan to extend the termination date of the Plan from December 31, 2019 to December 31, 2029.

CONSEQUENTLY, the Plan is hereby amended, effective as of the date specified in the introductory clause:

Section 4.1 of the Plan is amended in its entirety to read as follows:

“4.1 Term. The Plan shall terminate on December 31, 2029, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.”

This Amendment shall amend only the provision of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed on the date specified in the introductory clause.

CHINA PHARMA HOLDINGS, INC.

By:	/S/ Zhilin Li
Name:	Zhilin Li
Title:	Chief Executive Officer